EXHIBIT 99.1

PUMA GLOBAL TRUST NO. 1
AGGREGATE TOTALS FOR THE PERIOD FROM APRIL 1, 2003
TO SEPTEMBER 30, 2003

NOTE INFORMATION

	Class A Notes	Class B Notes	Total US$ Notes
Original Principal Balance of each class of Note at the time of their issue	US$1,158,000,000	US$42,000,000	US$1,200,000,000
Principal Balance of each class of Note at March 20, 2003	US$734,027,018	US$42,000,000	US$776,027,018
Amount applied towards payment of principal on each class of Note during the period from March 20, 2003 to September 21, 2003	US$174,337,247	US$0	US$174,337,247
Principal Balance of each class of Note at September 21, 2003	US$559,689,771	US$42,000,000	US$601,689,771
Note Factor at March 20, 2003	0.633874800	1.000000000
Note Factor at September 21, 2003	0.483324500	1.000000000
Amount to be applied towards payment of interest on each class of Note during the period from March 20, 2003 to September 21, 2003	US$4,957,272	US$359,439	US$5,316,710
A$ REDRAW NOTES, A$ SUBORDINATED NOTES
As at September 30, 2003 no A$ Redraw Notes or A$ Subordinated Notes have been issued
REDRAW FACILITY
Redraw Facility Principal at the opening of business on March 20, 2003		A$250,000
Redraw Facility advances made during the period from March 20, 2003 to September 21, 2003		A$0
Redraw Facility Principal repaid during the period from March 20, 2003 to September 21, 2003		A$0
Redraw Facility Principal at the close of business on September 21, 2003		A$250,000
Interest paid on Redraw Facility Principal during the period from March 20, 2003 to September 21, 2003		A$6,115
PRINCIPAL CASH BALANCE IN AUD
Principal Cash Balance at the opening of business on March 20, 2003		A$7,578,390
Amounts allocated to Principal Cash Balance during the period from March 20, 2003 to September 21, 2003		A$0
Amount of Principal Cash Balance allocated to collections during the period from March 20, 2003 to September 21, 2003		A$1,702,510
Principal Cash Balance at September 21, 2003		A$5,875,880
INCOME RESERVE IN AUD
Income Reserve at the opening of business on March 20, 2003		A$0
Amounts allocated to Income Reserve during the period from March 20, 2003 to September 21, 2003		A$0
Amount of Income Reserve allocated to collections during the period from March 20, 2003 to September 21, 2003		A$0
Income Reserve at September 21, 2003		A$0
COLLECTION INFORMATION IN AUD
Collections (1) received by the Trustee during the period from March 20, 2003 to September 21, 2003		A$392,147,458
Less : Principal Cash Balance at September 21, 2003		A$5,875,880
Less : Income Reserve at September 21, 2003		A$0

Collections (other than Principal Cash Balance and Income Reserve) received during the period from March 20, 2003 to September 21, 2003		A$386,271,578
Less : Collections to be applied towards repayment of Redraw Facility Principal during the period from March 20, 2003 to September 21, 2003		A$0
Less : Collections to be applied towards payment of Expenses of the Trust during the period from March 20, 2003 to September 21, 2003		A$45,769,142

A$ Collections to be paid to Currency Swap Provider in relation to repayment of US$ Notes during the period from March 20, 2003 to September 21, 2003		A$340,502,436

Principal Collections (net of redraws) received by the Trustee during the period from March 20, 2003 to September 21, 2003		A$340,502,436
Less : Principal Collections applied by the Trustee towards the acquisition of substitute housing loans during the period from March 20, 2003 to September 21, 2003		A$0
Less : Principal Collections applied towards repayment of Redraw Facility Principal during the period from March 20, 2003 to September 21, 2003		A$0

A$ Collections to be paid to Currency Swap Provider in relation to repayment of US$ Notes during the period from March 20, 2003 to September 21, 2003		A$340,502,436

US$ Equivalent of Principal Collections to be applied towards repayment of US$ Notes during the period from March 20, 2003 to September 21, 2003		US$174,337,247

(1) The Collections figure shown is net of amounts applied or to be applied towards the acquisition of substitute housing loans and the funding of Redraws

MORTGAGE INSURANCE CLAIMS INFORMATION

Details provided are in respect of the period since the Closing Date to September 30, 2003
Amount of mortgage insurance claims made:	A$14,515
Amount of mortgage insurance claims paid:	A$14,515
Amount of mortgage insurance claims pending:	A$0
Amount of mortgage insurance claims denied:	A$0

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